UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2019

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2019, American International Group, Inc. (“AIG”) entered into a membership interest purchase agreement with Fortitude Group Holdings, LLC (“Fortitude”), The Carlyle Group L.P. (“CG”), Carlyle FRL, L.P., an investment fund advised by an affiliate of CG (“Carlyle FRL”), T&D United Capital Co., Ltd. (“T&D”) and T&D Holdings, Inc. (“TDH”) (the “Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Carlyle FRL will purchase from AIG a 51.6% ownership interest in Fortitude for a purchase price of $1,209,359,618, subject to the adjustments set forth in the Purchase Agreement, and T&D will purchase from AIG a 25% ownership interest in Fortitude for a purchase price of $585,930,047, subject to the adjustments set forth in the Purchase Agreement (the “Transactions”). In addition, the parties will seek to cause to be paid to AIG a planned distribution of $500 million on a non-pro rata basis, subject to regulatory approvals (the “Target Distribution”). To the extent AIG does not receive all or a portion of the Target Distribution prior to the later of May 13, 2020 and the closing of the Transactions (the “Closing”), Carlyle FRL, with funding from new investors, will pay AIG up to an additional $258 million and T&D will pay AIG up to an additional $125 million. Following Closing, AIG’s ownership interest in Fortitude will be reduced from 80.1% to 3.5%, subject to the adjustments set forth in the Purchase Agreement. Fortitude is the holding company for Fortitude Reinsurance Company, Ltd. (“Fortitude Re”), formerly known as DSA Reinsurance Company, Ltd., the reinsurer of approximately $31 billion of reserves from AIG’s Legacy Life and Retirement Run-Off Lines and approximately $4 billion of reserves from AIG’s Legacy General Insurance Run-Off Lines related to business written by multiple wholly-owned AIG subsidiaries. AIG expects to contribute approximately $1.45 billion of the proceeds of the sale to certain of its insurance company subsidiaries for a period of time following Closing.

AIG’s Board of Directors and the governing bodies of Fortitude, Carlyle FRL and T&D have each approved the Transactions. Each of the parties has made customary representations and warranties in the Purchase Agreement and agreed to certain covenants and other obligations, including indemnities for breaches of the Purchase Agreement. The purchase price under the Purchase Agreement is subject to a post-closing purchase price adjustment pursuant to which AIG will pay Fortitude Re for certain adverse development in property casualty related reserves, based on an agreed methodology, that may occur on or prior to December 31, 2023, up to a maximum payment of $500 million. Upon Closing, the adverse development cover that AIG had agreed to provide to TC Group Cayman Investment Holdings, L.P. (“TC”), an affiliate of CG, in connection with TC’s 2018 purchase of a 19.9% ownership interest in Fortitude (the “2018 Transaction”), will be terminated. In connection with the Purchase Agreement, AIG, Fortitude and an affiliate of Carlyle FRL have agreed, effective as of Closing, that AIG’s commitment to invest or cause Fortitude to invest at least $6 billion of investment assets into various CG strategies on or before May 13, 2021 will be assumed by Fortitude, and AIG will be released therefrom. Consistent with the terms of the 2018 Transaction, TC remains obligated to pay AIG $95 million at December 31, 2023 and, to the extent AIG does not receive all or a portion of the Target Distribution prior to May 13, 2020, up to an additional $100 million. Upon Closing of the Transactions, the unconditional capital maintenance agreement provided by AIG for the benefit of Fortitude Re will be terminated.

Consummation of the Transactions is subject to customary closing conditions, including, among others, (1) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if required, and receipt of certain regulatory approvals, including approval of the Bermuda Monetary Authority (the “BMA”), (2) the absence of any injunction, judgment or ruling of a governmental authority enjoining, restraining or otherwise prohibiting the Transactions and (3) subject to specified materiality standards, the accuracy of the representations and warranties of, and performance of all covenants by, the parties as set forth in the Purchase Agreement. Additionally, consummation of the Transactions is subject to approvals of the BMA, the New York State Department of Financial Services, the Texas Department of Insurance, the Illinois Department of Insurance, the Pennsylvania Insurance Department and the Delaware Department of Insurance with respect to certain amendments to the underlying reinsurance and investment advisory agreements among AIG, Fortitude and their respective affiliates. In addition, AIG’s obligation to consummate the Transactions is subject to the termination of $550 million of letters of credit (the “Fortitude Re LOCs”) for which AIG is applicant and obligor, and the replacement of the Fortitude Re LOCs with another source of statutory capital for Fortitude Re.

The Purchase Agreement also provides certain termination rights for AIG, Carlyle FRL and T&D, and further provides that upon termination of the Purchase Agreement, due to a material breach by Carlyle FRL of its obligations under the Purchase Agreement or a failure of Carlyle FRL to fund the purchase price payable to AIG, CG will be required to pay AIG a termination fee of $100 million.

Upon Closing of the Transactions, AIG’s Legacy Portfolio would recognize a loss for the portion of the unamortized balance of the intercompany prepaid insurance assets and related deferred acquisition costs that are not recoverable. As of September 30, 2019, the unamortized balances of the aforementioned prepaid insurance assets and related deferred acquisition costs were $2.4 billion (after-tax) and $0.4 billion (after-tax), respectively. This combined loss of $2.8 billion would be incremental to any gain or loss recognized on the sale of AIG’s controlling interest in Fortitude. The incremental gain or loss AIG will recognize on the sale of its controlling interest in Fortitude would be impacted, perhaps significantly, by market conditions existing at the time of Closing of the Transactions.

The foregoing description of the Purchase Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about AIG, Carlyle FRL, T&D or any other party to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to reports and documents filed with the Securities and Exchange Commission. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in AIG’s, CG’s or TDH’s public disclosures.

Section 8 – Other Events

Item 8.01 Other Events.

On November 25, 2019, AIG, CG and TDH issued a joint press release announcing the execution of the Purchase Agreement. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Membership Interest Purchase Agreement, by and among American International Group, Inc., Fortitude Group Holdings, LLC, Carlyle FRL, L.P., The Carlyle Group L.P., T&D United Capital Co., LTD. and T&D Holdings, Inc., dated as of November 25, 2019.

99.1	Press release issued by American International Group, Inc., The Carlyle Group L.P. and T&D Holdings, Inc., dated November 25, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, by and among American International Group, Inc., Fortitude Group Holdings, LLC, Carlyle FRL, L.P., The Carlyle Group L.P., T&D United Capital Co., LTD. and T&D Holdings, Inc., dated as of November 25, 2019.

99.1	Press release issued by American International Group, Inc., The Carlyle Group L.P. and T&D Holdings, Inc., dated November 25, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: November 25, 2019	By:	/s/ Rose Marie E. Glazer
Name: Rose Marie E. Glazer Title: Senior Vice President, Corporate Secretary and Deputy General Counsel